FLEXIBLE AND RENEWABLE SERVICE CONTRACT Nº 3619

SBC Service&BusinessCenters
Orientados a la excelencia

V052020 - MODEL DISPATCH CONTRACT

Data of the Client

Contract Holder : ELAB HISPANIA, S.L. CIF/DNI/NIE/NIF: B67200568

Registered Office: Av. Josep TarradellasNo : 38Floor: Population:

Barcelona Province: BarcelonaPostal code : 08029 Phone. Landline:

Mobile: Fax: Email: Web:

~~Billing Address: Av. Josep TarradellasNo :~~ 38Floor:City: Barcelona

County: BarcelonaPostal code: 08029 Landline: Mobile: Fax:

Administrator/Proxy: Romina Antonella Capuzzi Hotels DAYS: Y5375083C Email:

Administrator/Proxy: DAYS: Email:

Other information:

Jan: +393341005234

ANCIENT NUMBER OF ACCOUNT: ES2100492955642114104861

Particular Conditions. Modalities of the service

This service has a **Rate** for **Sections** according to the duration to be chosen by the client. If you request to end the contract before the chosen duration, the invoices issued will be recalculated applying the amount of the **Tranche** corresponding to the actual duration, according to Conditions General 3 to 8.

Center-SBC: SBC TarradellasForfait : VIP139 €/ monthService: Office 57Fianza : 1994 € **EASY RATE** (*mark with an **X** the chosen section*) **OPEN section (month by month, with a minimum of 2 months):** 1376,15€/month START-12 months tranche : €1169.88/ monthNOR-24 months tranche: €1076.49/month X ECO-36 months tranche: €1023.13/month

Date of Beginning: 01/05/2018 Duration according to Stretch elected (Renewable tacitly except advance notice according to conditions General 6 a 8).

Special Conditions:

The Matter of invoice will be the sum of the stretch selected + the Crime + the Consumption Made + VAT.

Direct Debit

Data Bank account holder: ELAB HISPANIA, S.L. TAX IDENTIFICATION number: B67200568 Bank/Cash: Banco Santander

Account Client Bank (Code IBAN): ES 03 0081 0129 46 0001859893

Country codeD . C Branch EntityD.C. Account Number

Authorization of Direct Debit

Due to the impossibility of specifying an exact amount, the parties agree to the express waiver of the provided for in Article 33(1) a) of Law 16/2009, of November 13 , on payment services, and authorizes **the bank to pay from the account** indicated **above** the invoices submitted for collection by **SERVICEN GESTIÓN 10, S.L (SBC)** in accordance with the provisions of this contract and the general conditions on the back and that will correspond to the sum of the selected section + the Ski Pass + the consumptions made + VAT.

In Barcelona the25th of April 2018

MANAGESTOR

SBC (~~SERVICEN MANAGEMENT 10~~, S.L)

SBC Service&BusinessCenters ★★★★★ Servicen Gestion 10 S.L. CIF: B64222573 C/ Medes, 4 08023 Barcelona

The CLIENT receives in this act the following documentation: Contract with particular, special and general conditions; Fee for Ski Passes and SBC Services; Operating Rules and Schedules; Cards and/or Access Codes; Intranet User; Private phone number.

SERVICEN GESTIÓN 10, S.L. • CIF: B-64222573 • Domicilio Social: C/ Medes, 4-6, Local. - 08023 – Barcelona • Tel.: 900 12 12 75 / Fax: 93 410 78 66

General Conditions of the Flexible and Renewable Service Contract

1- NATURE OF THE CONTRACT: **This is a flexible and renewable contract of services** provided by **SERVICEN GESTIÓN 10, S.L.** (hereinafter **SBC**) pre-printed, which has **particular and special conditions for agreements with each client.** **2- OBJECT OF THE CONTRACT:** The purpose of this contract is the provision by **SBC** of the following services (according to the contracted modality):

1. **Use of the assigned office** according to particular conditions. The contracting of this service is **subject** to the choice and monthly payment of a **Ski Pass** (pack of additional services charged) that is updated and published in Reception for each year.
2. **Direct debit of companies:** The CLIENT is authorized to domicile the company object of the contract at the postal address of the Business Center .
3. **Voice and data services** are the property of SBC and are part of the current Ski **Passes** and **Rates**. It is ***expressly forbidden*** to make use of the bandwidth of the SBC Centers with VOIP virtual telephone operators not contracted by SBC, with the sole exception of the **VIP Ski Pass**, which allows the CLIENT to make use of the SBC fibers with VOIP operators of their choice and / or to install fiber or switchboard, own.
4. **Receipt of mail:** This service will be understood to be limited to correspondence and small parcels that are delivered by the postal service or other means in the offices of **SBC** within the reception hours. The CLIENT authorizes **SBC** to make acknowledgment of receipt on its behalf when formal acceptance is required. The maximum dimension of the supported packages is 50 x 40 x 20 cm and a maximum frequency of 3 packages/week (the excess will be billed according to rate).
5. **Personalized telephone attention:** According to the modality of contracting the service and the current service rates .

a) Use of meeting rooms, classrooms, auditorium, offices or parking: The CLIENT may make use of this service according to the modality of contracting the service and the current service rates . Service subject to availability.

b) Schedule: **The access** time varies in each **SBC** Center and is indicated at the time of hiring. Reception hours are as set at the reception desk . If at any time the CLIENT has to use the office outside the established hours, he must hire the 24-hour access service.

c) Services: The services included in the different Ski Passes (service packs) are part of the current SBC rates and are subject to their limits.

3- RATE AND SECTIONS: The dispatch service has a Rate with different Sections according to the duration. The customer can choose between the **OPEN** Tranche (*month by month, with a minimum period of 2 full calendar months*); **START tranche** (*12 months*); **STANDARD** tranche (*24 months*); **ECO section** (*36 months*). These sections are detailed in the particular conditions of the contract. The Tranche is chosen by the CLIENT when signing the contract. **SBC** reserves the right **to update** the rates every January **1,** regardless of the start or renewal date and duration of the contract, automatically and without any special notification.

4- DISCOUNTS AND PROMOTIONS: Promotional offers, discounts and free periods are only valid during the chosen contracting period. If this duration is not met, the CLIENT undertakes to pay these concepts according to the rate on the settlement invoice for early termination of the contract.

5- FORM OF PAYMENT AND RETURN OF RECEIPTS: Due to the impossibility of specifying an exact amount, the parties agree to the express waiver of the provisions of Article 33, section a) of Law 16/2009, of November 13, on Payment Services, and authorizes the bank designated by the CLIENT to pay the invoices presented for collection by **SERVICEN GESTIÓN 10, SL.** from 1 to 5 of each month, according to the provisions of this contract and the general conditions and that will correspond to the sum of tariff + Ski pass + consumption + VAT. The return of receipts will accrue collection **management costs of 5%** of the invoice, with **a minimum of € 36.** **6- DURATION AND RENEWAL OF THE CONTRACT:** The duration is chosen by the CLIENT at the time of signature. Each time the contract expires without any communication to the contrary **within the established notice period**, it will be automatically renewed for a new period of duration equal to the initial one. For the purposes of renewal and duration, only the full calendar months are counted.

7- TERMINATION OF THE CONTRACT. NOTICE PERIOD: The request for completion must be in writing or Email addressed to Receipt prior to **2 full calendar months.** A shorter period of notice will result in the loss of the deposit and the payment of **an additional monthly** payment (fee + Ski Pass) for damages, which will be included in the settlement invoice. Regardless of the date of notice of initiation or renewal, contracts end on the **last day of the corresponding month.** To end the contract and interrupt the invoicing of the services it is mandatory that the CLIENT has removed his belongings from the facilities, accredited the registration in the Mercantile Registry of a new registered office or the end of the activity and have fulfilled the conditions of the contract. **8- TERMINATION OF CONTRACT. SETTLEMENT INVOICE:** In **SBC** there are no mandatory periods, but the rate is by sections according to duration. If the CLIENT requests the termination or if **SBC** terminates the contract for reasons attributable to **the** client before the duration corresponding to **the chosen** section, the **invoices issued until then will** be recalculated, applying the amount of the corresponding tranche. to the actual duration elapsed from the start date or any of its renewals until the end date , not affecting the rest of **the** conditions **of** the

SERVICEN GESTIÓN 10, S.L. • CIF: B-64222573 • Domicilio Social: C/ Medes, 4-6, Local. - 08023 – Barcelona • Tel.: 900 12 12 75 / Fax.: 93 410 78 66

contrato. In the event that there have been different contracts for changes of dispatch and / or tranche, in the calculation of the settlement, the amounts of the tranches that have been in force in each contract will be taken.
The CLIENT authorizes the charge to his account of the resulting settlement invoice.

9- TERMINATION OF THE CONTRACT FOR REASONS ATTRIBUTABLE TO THE CLIENT: Non-payment of one or more invoices or the breach of any of the conditions established in this contract, may determine its automatic resolution, which will mean the loss of the deposit and the payment of an additional monthly payment (section + Ski Pass) for damages , the amount of which shall be included in the settlement invoice. Once communicated to the CLIENT, **SBC** will be empowered to occupy the assigned offices and the effects of the client and to claim judicially the pending invoices and those that are generated due to the resolution of the contract.

10- DEPOSIT: **The CLIENT** delivers to SBC as a deposit the amount established in the particular conditions of this contract to guarantee the good condition of the facilities used by **the CLIENT** during the provision of the service and to cover the costs of liquidation of the contract if any. Therefore, the compensation of unpaid invoices for the deposit is not valid. This will be returned 40 days after the end of the contract provided that the CLIENT is up to date with payment at the time of termination.

11- CHANGE OF DISPATCH OR CHANGE OF SECTION: Changes of dispatch or section must be requested **two calendar months in advance**. To make these modifications, a new contract will be made. But for the purposes of duration, automatic renewal and liquidation, the date of effect of the initial contract will be taken as the date of effect, maintaining the seniority acquired and the obligations derived from it, transferring the deposit from one to another and complementing it if necessary.

12- REGISTRATION OF DELINQUENCY FINANCIAL CREDIT INSTITUTIONS: SBC is subscribed to EQUIFAX IBÉRICA and may register in the file ASNEF EMPRESAS the CLIENT and its administrators for the debts due from 30 days of their enforceability. The delinquency information will be visible to the entire Spanish financial system until its cancellation.

13- ELECTRICAL APPLIANCES AND CONSUMPTION: It is forbidden to install electrical appliances such as refrigerator, water fountains, coffee maker, microwave, fax, etc. The consumption of alimentos and drinks is only allowed in the Office area.

14- OBLIGATIONS: The CLIENT undertakes:

a) To keep in good condition the furniture and facilities of the Center. In the case of causing damage, the repair will be borne by the CLIENT.

b) To make good use of computer resources. The spread of malware (viruses) or junk mail (spam), the intrusion into third-party systems, the use of programs that saturate the SBC network (Emule, Ares, etc.) will be a cause of disconnection from it.

c) Not to carry out any work or decoration and not to exceed the capacity specified for the assigned office without the express authorization of **SBC**.

d) That the persons collecting correspondence from the company have been previously authorized in writing by the agent. Your identification will be required .

15- RIGHT OF ADMISSION: Any person who causes inconvenience or disrespects workers, customers or users of **SBC**, will be required to leave the premises immediately. Incidents of this nature will be sufficient grounds to terminate the contract for reasons attributable to the customer.

16- RESPONSIBILITIES: It is the responsibility of **SBC** to keep in perfect condition the furniture, equipment, etc. that is used on the occasion of this contract, for this **SBC has an insurance policy.** The CLIENT is responsible for the objects owned by him, as well as ensuring his responsibility towards employees and third parties.

17- ACCESS TO OFFICES OR OFFICES: SBC or maintenance personnel hired by **SBC** may access the offices at any time to perform routine repairs and maintenance.

18- KEYS AND SECURITY: Any key, code or access card that **SBC** provides to the CLIENTE are the property of SBC. The CLIENT undertakes not to make a copy of them, nor to allow another person to use them without the consent of **SBC**. In case of loss, deterioration or non-return, the CLIENT will assume its cost.

19- LEGISLATION AND JURISDICTION: For any doubt or difference that arises in the interpretation and execution of this contract, both parties, expressly waiving their own jurisdiction, submit to the jurisdiction and competence of the Courts and Tribunals of the city of Barcelona, including verbal judgments.

20- DATA PROTECTION: In accordance with the provisions of current regulations on the Protection of Personal Data, we inform you that by signing this contract you authorize SBC to have your data incorporated into the treatment system of this company in order to meet the commitments derived from it, and communicated to public administrations when necessary to comply with the contracted service. To exercise the right of access, rectification, cancellation and opposition you can contact Calle Medes, 4, 08023-Barcelona, call the 900121275 or send an Email to info@centros-sbc.com.

21- INTERRUPTION PROVISION OF SERVICE: SBC will not be responsible for the cessation of services when it is due to force majeure or when it is not attributable to it.

22- TRAINING OF PERSONNEL: If a client of **SBC**, incorporates to his Company personnel hired by **SBC**, he will be obliged to satisfy in concept of bonus of selection of personnel and of training, the sum of € 6000 (SIX THOUSAND EUROS).

ADMINISTRATOR/

ELAB HISPANIA S.L.
Rambla de Catalunya, 62
08007 – Barcelona
N.I.F. B67200568

PROXYSBC (SERVICEN GESTIÓN 10 S.L.)

SBC
Service&BusinessCenters
Servicen Gestion 10 S.L.
CIF: B64222573
C/ Medes, 4 08023 Barcelona